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                                                                  EXHIBIT 99(ii)

                             NACCO Industries, Inc.
                      Unaudited Consolidating Balance Sheet
                                December 31, 2002
                                  (In millions)

                                                                                                         NACoal
                                                                                       ------------------------------------------
                                                                                         Project         NACoal
                                                                                          Mining        Excl Proj
                                                               NMHG     Housewares     Subsidiaries       Mines      Consolidated
                                                             --------   ----------     ------------     ---------    ------------
Current Assets
  Cash and cash equivalents                                  $   54.9    $    2.8       $     6.4       $       -      $    6.4
  Accounts receivable, net                                      193.1        67.5             8.6             9.3          17.9
  Intercompany accounts receivable                               16.4         2.4             4.7             7.9          12.6
  Intercompany notes receivable                                     -           -             9.6            (9.6)            -
  Inventories                                                   222.0        98.2            28.3             8.5          36.8
  Deferred income taxes                                          21.6         2.7             0.9             0.1           1.0
  Prepaid expenses and other                                     29.9         7.5             0.5             0.7           1.2
                                                             --------    --------       ---------       ---------      --------
         Total Current Assets                                   537.9       181.1            59.0            16.9          75.9

Property, Plant and Equipment, net                              242.1        43.6           258.5           110.7         369.2
Goodwill                                                        343.7        83.7               -               -             -
Coal Supply Agreements and Other Intangibles, Net                 1.7         0.5               -            82.8          82.8
Other Non-current Assets                                         78.1        22.6            63.7            13.8          77.5
                                                             --------    --------       ---------       ---------      --------
         Total Assets                                        $1,203.5    $  331.5       $   381.2       $   224.2      $  605.4
                                                             ========    ========       =========       =========      ========

Current Liabilities
  Accounts payable                                           $  186.8    $   56.0       $     9.3       $     4.8      $   14.1
  Intercompany accounts payable                                   0.1         2.1             1.1             2.1           3.2
  Revolving credit agreements                                    31.3           -               -             1.9           1.9
  Current maturities of long-term debt                           20.0           -               -            15.0          15.0
  Current obligations of project mining subsidiaries                -           -            35.0               -          35.0
  Intercompany notes payable                                        -           -               -            25.7          25.7
  Other current liabilities                                     160.6        41.1            10.7             9.5          20.2
                                                             --------    --------       ---------       ---------      --------
         Total Current Liabilities                              398.8        99.2            56.1            59.0         115.1

Long-term Debt                                                  273.5        57.9               -            75.1          75.1
Obligations of Project Mining Subsidiaries                          -           -           275.1               -         275.1
Self-insurance Liabilities and Other                            147.8        20.5            45.1            31.8          76.9
Minority Interest                                                 1.1           -               -               -             -
Stockholders' Equity                                            382.3       153.9             4.9            58.3          63.2
                                                             --------    --------       ---------       ---------      --------
         Total Liabilities and Stockholders' Equity          $1,203.5    $  331.5       $   381.2       $   224.2      $  605.4
                                                             ========    ========       =========       =========      ========

                                                          NACCO &                         NACCO
                                                           Other          Elims        Consolidated
                                                         --------       ---------      ------------
Current Assets
  Cash and cash equivalents                              $      -       $      -        $     64.1
  Accounts receivable, net                                    0.3              -             278.8
  Intercompany accounts receivable                            5.3          (36.7)                -
  Intercompany notes receivable                              25.7          (25.7)                -
  Inventories                                                   -              -             357.0
  Deferred income taxes                                       2.7            1.0              29.0
  Prepaid expenses and other                                 15.5              -              54.1
                                                         --------       --------        ----------
         Total Current Assets                                49.5          (61.4)            783.0

Property, Plant and Equipment, net                            3.1              -             658.0
Goodwill                                                        -              -             427.4
Coal Supply Agreements and Other Intangibles, Net               -              -              85.0
Other Non-current Assets                                    619.3         (627.0)            170.5
                                                         --------       --------        ----------
         Total Assets                                    $  671.9       $ (688.4)       $  2,123.9
                                                         ========       ========        ==========

Current Liabilities
  Accounts payable                                       $    0.3       $      -        $    257.2
  Intercompany accounts payable                              31.2          (36.6)                -
  Revolving credit agreements                                   -              -              33.2
  Current maturities of long-term debt                          -              -              35.0
  Current obligations of project mining subsidiaries            -              -              35.0
  Intercompany notes payable                                    -          (25.7)                -
  Other current liabilities                                  13.9              -             235.8
                                                         --------       --------        ----------
         Total Current Liabilities                           45.4          (62.3)            596.2

Long-term Debt                                                  -              -             406.5
Obligations of Project Mining Subsidiaries                      -              -             275.1
Self-insurance Liabilities and Other                         69.9          (29.5)            285.6
Minority Interest                                               -              -               1.1
Stockholders' Equity                                        556.6         (596.6)            559.4
                                                         --------       --------        ----------
         Total Liabilities and Stockholders' Equity      $  671.9       $ (688.4)       $  2,123.9
                                                         ========       ========        ==========
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